CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Announces Second-Quarter Catastrophe Losses

Cincinnati, June 14, 2010 – Cincinnati Financial Corporation (Nasdaq: CINF) today said that as of June 10, 2010, it estimates incurred second-quarter pre-tax catastrophe losses from severe weather at approximately $65 million for its property casualty insurance operations through The Cincinnati Insurance Companies. Catastrophe losses affect property casualty insurance underwriting income, one of the sources of consolidated net income along with profits from investment operations and life insurance operations.

Kenneth W. Stecher, president and chief executive officer, commented, “Our storm losses typically rise in the second quarter, averaging 7.7 percentage points over the past 10 years compared with a full-year average of 4.2 percentage points. If no additional catastrophe losses are incurred beyond those we estimated through June 10, our 2010 second-quarter estimate would stand at approximately 9 percentage points, bringing our early estimate for the first half to approximately 5.6 percentage points. Catastrophe losses can vary significantly from quarter to quarter, as shown by our below-average contribution of only 2.1 percentage points in the first quarter of 2010.

“Our agents and policyholders know they can depend on Cincinnati Insurance to provide the highest quality service for claims involving storms or other insured loss events. A total of eight events, including a storm in June that primarily affected our policyholders in northern Ohio, together accounted for approximately half of our policyholders’ estimated second-quarter catastrophe losses. The other half was largely due to claims in Nashville, Tennessee for water-damaged business equipment and related business interruption. Policyholders can purchase all-risk coverage for some types of equipment and expanded coverage for business interruption as options with our commercial multi-peril policy.”

Representatives of Cincinnati Financial Corporation management will review progress on strategic initiatives for improving profitability and driving premium growth at the Macquarie Small & Mid-Cap conference on June 15, 2010, as previously announced. Stecher concluded, “We continue during the second quarter to execute on these initiatives, including preparations for entry to two new states outside of our Midwest footprint, increased pricing precision and introduction of our Educational Institutions Program – the first product release from our new target markets unit. In May, we received the Vanguards in Insurance Best Practices first-place award, recognizing our delivery of real time technology that increases agency efficiency. We are on track with plans to further deploy and improve our new policy administration systems. By continuing to strengthen service and respond fully to the needs of our agents and policyholders, we plan to create value over the long term for shareholders.”

Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2009 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 23. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o	Multi-notch downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Increase our expenses
o
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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